UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39231	82-2729751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(267) 866-0311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PASG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 17, 2021, Passage Bio, Inc. (the “Company”), issued a press release announcing positive interim safety and 30-day biomarker data for cohort 1 of its global Phase 1/2 clinical trial for PBGM01 (“Imagine-1”) for the treatment of early and late infantile GM1 Gangliosidosis (“GM1”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On December 17, 2021, the Company will also give a presentation describing its positive interim safety and 30-day biomarker data for cohort 1 of Imagine-1. A copy of this presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying Exhibits 99.1 and 99.2 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

PBGM01 Program Updates

The Company announced the following updates with respect to Imagine-1 for the treatment of early and late infantile GM1:

•	The Independent Data Monitoring Committee (the “IDMC”) recommended proceeding with two additional planned cohorts in the Imagine-1 clinical study.

•

Based on the IDMC recommendation, the Company has initiated recruitment in parallel for both a high-dose cohort of patients with late infantile GM1 (cohort 2) and a low-dose cohort of patients with early infantile GM1 (cohort 3).

•	Topline interim results from the Imagine-1 cohort 1, consisting of two patients (patient 1 data through eight months and patient 2 data through two months), showed:

o

With respect to safety, no serious adverse events were reported, and the reported adverse events were all mild to moderate. All moderate adverse events resolved without intervention and were deemed not to be treatment related. No complications related to intra cisterna magna injection were observed, and there was no evidence of dorsal root ganglion toxicity in nerve conduction studies.

o	With respect to beta-galactosidase enzyme activity levels, following PBGM01 administration, beta-galactosidase activity in cerebrospinal fluid (“CSF”) and serum increased in both patients.

In CSF, for patient 1, enzyme activity at 30 days was 1.5-fold over baseline and the increase was maintained at six months. For patient 2, enzyme activity at 30 days was 4.8-fold over baseline.

In serum, for patient 1, enzyme activity was slightly above baseline at 30 days, 1.7-fold over baseline at three months and the increase was maintained at six months. For patient 2, enzyme activity at 30 days was 1.2-fold over baseline.

o

With respect to GM1 gangliosides in CSF, large differences were observed at baseline, with patient 2 showing baseline values four times higher than patient 1. For patient 1, levels increased approximately 85 percent at 30 days and remained stable at that level at six months. For patient 2, levels decreased approximately 46 percent at 30 days consistent with high increases in CSF enzyme activity.

Other Updates

On December 8, 2021, the Company announced that it had exercised two additional options under the research, collaboration and licensing agreement with the Trustees of the University of Pennsylvania for programs in Huntington’s disease and Canavan disease. The Company also announced that it expects to dose the first patients in global Phase 1/2 trials for frontotemporal dementia with granulin mutations and Krabbe disease in early 2022, and to provide updated guidance on the timing of data readouts for these two studies after the first patients have been dosed.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Passage Bio, Inc. press release dated December 17, 2021.
99.2	Corporate Presentation.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSAGE BIO, INC.

Date: December 17, 2021	By:	/s/ Simona King
Simona King
Chief Financial Officer

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